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                                                                    EXHIBIT 99.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of American Axle & Manufacturing Holdings, Inc. (the "Issuer") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robin J. Adams, Executive Vice President -- Finance & Chief Financial Officer of the Issuer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



By: /s/ Robin J. Adams
    ------------------------------
Robin J. Adams
Executive Vice President -- Finance &
Chief Financial Officer
May 12, 2003



     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 has been provided to American Axle & Manufacturing Holdings, Inc. and will be retained by American Axle & Manufacturing Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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